CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 31 to the Registration Statement of Franklin Tax-Free Trust on Form N-1A, File No. 2-94222, of our reports dated April 4 and April 8, 2002 relating to the financial statements and financial highlights of Franklin Tax-Free Trust, which appear in the February 28, 2002 Annual Reports to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."





                                    /s/PricewaterhouseCoopers LLP


San Francisco, California
June 27, 2002